UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2010
________________________________________

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway, Suite 212 Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

(561) 953-5343
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on September 2, 2008, a complaint was filed against Bonds.com Group, Inc. (“we,” “us,” “our,” and the “Company”) and our subsidiaries in the Circuit Court of the 15th Circuit in and for Palm Beach County, Florida by William Bass, alleging breach of contract arising from our termination of Mr. Bass’ Employment Agreement.  Mr. Bass sought monetary damages for compensation allegedly due to him and for the future value of forfeited stock options.  Also as previously disclosed, on April 28, 2009, Mr. Bass filed a complaint against the Company and its subsidiaries in the U.S. District Court for the Southern District of Florida based on the same breach of contract claims and also for violation of federal and state disability laws.

On March 19, 2010, the Company entered into a Settlement Agreement and Release with Mr. Bass that provided for a dismissal of the above lawsuits and a complete waiver and release by Mr. Bass of any claims against the Company and its subsidiaries, in exchange primarily for the Company’s agreement to (a) pay Mr. Bass $315,000 in 43 monthly installments commencing in March 2010, (b) to pay Mr. Bass up to an additional $100,000 based on the performance of our broker-dealer subsidiary Bonds.com Inc. in 2010 and 2011, and (c) the Company’s issuance to Mr. Bass of an option to purchase 1,500,000 shares of our common stock at an exercise price of $0.375 per share, which is exercisable until January 31, 2017.

The $100,000 payable based on Bonds.com Inc’s 2010 and 2011 performance is payable as follows: (a) $50,000 will be due to Mr. Bass if Bonds.com Inc. achieves gross revenue of at least $5,000,000 or profits of at least $500,000 in fiscal 2010, and (b) $50,000 will be due to Mr. Bass if Bonds.com Inc. achieves revenue of at least $7,000,000 or profits of at least $1,000,000 in fiscal 2011.

The Settlement Agreement and Release also contains provisions preventing Mr. Bass from disparaging the Company and preventing certain company officers from disparaging Mr. Bass.

In connection with the execution of the Settlement Agreement and Release, the Company also entered into a Stock Option Agreement with Mr. Bass providing for the option described above.  The Stock Option Agreement includes a provision pursuant to which the Company has agreed to grant to Mr. Bass any current or future antidilution protection that it has granted to or grants in the future to John Barry III or John J. Barry IV.  To date, the Company has not granted any antidilution protection to either of them and does not anticipate doing so in the future.

The foregoing is merely a summary of the terms of the Settlement Agreement and Release and Stock Option Agreement and it is qualified in its entirety by reference to the agreements themselves, copies of which are referenced as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Settlement Agreement and Release and Stock Option Agreement described in Item 1.01 above, the Company has issued William Bass a stock option to purchase 1,500,000 shares of our Common Stock at an exercise price of $0.375 per share.  The shares underlying the option will be issued in reliance on the exemption from registration provided in Section 4(2) of the Securities Act of 1933 based upon, among other things, investment representations and warranties to be made by Mr. Bass.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description
10.1	Settlement and Release Agreement, dated March 19, 2010, with William Bass

10.2	Option Agreement, dated March 19, 2010, issued to William Bass

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2010

BONDS.COM GROUP, INC.

By:	/s/ Jeffrey M. Chertoff
Name:	Jeffrey M. Chertoff
Title:	Director

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement and Release Agreement, dated March 19, 2010, with William Bass

10.2	Option Agreement, dated March 19, 2010, issued to William Bass